UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

GANNETT MEDIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Gannett Co., Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2019, Gannett Media Corp. (formerly known as Gannett Co., Inc.), a Delaware corporation (the “Company”), Gannett Co., Inc. (formerly known as New Media Investment Group Inc.), a Delaware corporation (“Parent”) and U.S. Bank National Association (the “Trustee”), as trustee, entered into the First Supplemental Indenture, dated as of November 19, 2019 (the “First Supplemental Indenture”), to the Indenture, dated as of April 9, 2018 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 4.750% Convertible Senior Notes due 2024 (the “Notes”).

As a result of the Merger (referenced in Item 2.01 below), and pursuant to the First Supplemental Indenture, the Notes are no longer convertible into shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and instead each $1,000 principal amount of Notes is convertible into a number of units of reference property (each, a “unit of Reference Property”) equal to the conversion rate then in effect, subject to the Company’s right to settle any conversion of Notes in units of Reference Property, cash or any combination thereof. A unit of Reference Property is comprised of (A) 0.5427 of a share of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) and (B) $6.25 in cash, without interest.

The foregoing descriptions of the First Supplemental Indenture and the Indenture and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of the First Supplemental Indenture and the Indenture, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 19, 2019, the outstanding loans under the credit agreement, dated as of June 29, 2015, by and among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”) were paid in full (together with accrued interest and fees thereunder), the commitments to extend credit under the Credit Agreement were terminated, and all guarantees and security interests in respect of the Credit Agreement were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At 12:20 p.m. Eastern time (the “Effective Time”) on November 19, 2019 (the “Closing Date”), pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of August 5, 2019, among the Company, Parent, Gannett Holdings LLC (formerly known as Arctic Holdings LLC), a wholly owned subsidiary of Parent (“Intermediate Holdco”), and Arctic Acquisition Corp., a wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”). Immediately after the Effective Time, Parent changed its name to “Gannett Co., Inc.,” Intermediate Holdco changed its name to “Gannett Holdings LLC,” and the Company changed its name to “Gannett Media Corp.”

The issuance of Parent Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Parent’s registration statement on Form S-4 (File No. 333-233509), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 10, 2019. The Company’s definitive proxy statement, which also constitutes a prospectus of Parent, that forms part of the Registration Statement contains additional information about the Merger and the other transactions contemplated in connection therewith.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (subject to limited exceptions, including shares as to which dissenters’ rights were properly exercised in accordance with Delaware law) was converted automatically into (A) 0.5427 of a fully paid and nonassessable share of Parent Common Stock and (B) the right to receive $6.25 in cash, without interest, plus cash in lieu of any fractional shares of Parent Common Stock that otherwise would have been issued (collectively, the “Merger Consideration”). Parent issued approximately 62.4 million shares of Parent Common Stock to former holders of Company Common Stock, including shares issued to satisfy outstanding equity-based awards that were accelerated and converted into the Merger Consideration (as described below).

Pursuant to the Merger Agreement, at the Effective Time, (a) Company restricted stock units were converted into Parent restricted stock units based on the value of the Merger Consideration, which are generally subject to the same terms and conditions as applied to the original Company award, except that Company restricted stock units held by non-employee directors of the Company were converted into the Merger Consideration, (b) Company performance shares were converted into Parent time-based restricted stock units based on the value of the Merger Consideration and assuming achievement of applicable performance goals in accordance with the terms of the Merger Agreement, which are generally subject to the same terms and conditions as applied to the original Company award (other than performance-based vesting conditions), (c) Company restricted stock awards were converted into the Merger Consideration, and (d) Company phantom share units were converted into equivalent Parent phantom share units, which are generally subject to the same terms and conditions as the original Company award.

Based on the closing price of $6.32 per share of Parent Common Stock on the New York Stock Exchange on November 18, 2019, the aggregate implied value of the Merger Consideration paid to former holders of Company Common Stock in connection with the Merger was approximately $1.1 billion, including approximately $394 million in Parent Common Stock and approximately $719 million in cash. Parent financed the cash portion of the Merger Consideration with the proceeds of a five-year senior secured term loan facility in an aggregate principal amount of $1,792,000,000, pursuant to a Credit Agreement among Parent, as a guarantor, Intermediate Holdco, as the borrower, certain subsidiaries of Intermediate Holdco as guarantors, the lenders from time to time party thereto and Cortland Products Corp., as collateral agent and administrative agent.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. Copies of the original Merger Agreement and the amendment thereto are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the closing of the Merger (the “Closing”), the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the trading of its shares on the NYSE be suspended and that the listing of its shares on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Promptly following the effectiveness of the Form 25, the Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of its shares and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, the Company’s stockholders ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and instead have the rights of a stockholder in Parent.

The information set forth in Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred on the Closing Date, and the Company became an indirect wholly owned subsidiary of Parent.

The information set forth in Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing and pursuant to Exhibit C to the Merger Agreement, John Jeffry Louis and Debra A. Sandler, each a former member of the board of directors of the Company, and Barbara W. Wall, Senior Vice President and Chief Legal Officer of the Company, have been appointed to the board of directors of Parent. The remaining members of the board of directors of the Company ceased serving as directors at the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing and pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company that was in effect immediately prior to the Effective Time was amended and restated in its entirety to read as set forth on Exhibit B to the Merger Agreement. Promptly following the Effective Time, the Company’s certificate of incorporation was further amended to change the name of the Company to “Gannett Media Corp.” The by-laws of the Company were also amended and restated in their entirety on the Closing Date so as to be identical to the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the surviving corporation is now reflected as “Gannett Media Corp.”

The certificate of incorporation of the Company and the by-laws of the Company as so amended and restated are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference. The certificate of amendment to the amended and restated certificate of incorporation of the Company reflecting the change in the Company’s name is filed herewith as Exhibit 3.3 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement and the Merger.

As of the close of business on September 26, 2019, the record date for the Special Meeting, there were approximately 114,674,630 shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of 97,504,284 shares of Company Common Stock was represented in person or by proxy at the Special Meeting (representing approximately 85% of the shares entitled to vote at the Special Meeting).

Two items of business were voted on by stockholders at the Special Meeting: (i) a proposal to adopt the Merger Agreement (the “Merger Proposal”), and (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”). The Merger Proposal and the Compensation Proposal are described in detail in the Company’s definitive proxy statement filed with the SEC on October 10, 2019 (the “Proxy Statement”).

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

Proposal 1—The Merger Proposal

For	Against	Abstain	Broker Non-Votes
94,367,212	2,225,989	911,083	0

The Merger Proposal was approved, receiving the affirmative vote of approximately 82% of the outstanding shares of Company Common Stock entitled to vote thereon at the Special Meeting.

Proposal 2—The Compensation Proposal

For	Against	Abstain	Broker Non-Votes
81,619,077	14,392,062	1,493,145	0

The Compensation Proposal was approved, receiving the affirmative vote of approximately 85% of the votes cast on such proposal by holders of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Because the Merger Proposal was approved, the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Proposal (referred to as the “Gannett Adjournment Proposal” in the Proxy Statement) was not brought before the Special Meeting for a vote.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the Closing, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 5, 2019, by and among Gannett Media Corp., Gannett Co., Inc., Gannett Holdings LLC, and Arctic Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Gannett Media Corp. on August 6, 2019).*

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of October 29, 2019, by and among Gannett Media Corp., Gannett Co., Inc., Gannett Holdings LLC, and Arctic Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Gannett Media Corp. on October 30, 2019).

3.1	Amended and Restated Certificate of Incorporation of Gannett Media Corp., effective as of November 19, 2019.

3.2	Amended and Restated By-laws of Gannett Media Corp., effective as of November 19, 2019.

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Gannett Media Corp., effective as of November 19, 2019.

4.1	First Supplemental Indenture, dated as of November 19, 2019, by and among Gannett Media Corp., Gannett Co., Inc. and U.S. Bank National Association.

4.2

Indenture, dated as of April 9, 2018, by and among Gannett Media Corp. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Gannett Co., Inc. on April 9, 2018).

99.1	Joint Press Release issued by Gannett Media Corp. and Gannett Co., Inc. on November 19, 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document).

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Media Corp.

Date: November 20, 2019	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer